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                                                                Exhibit No. 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
BridgeStreet Accommodations, Inc.:


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       Arthur Andersen LLP


Cleveland, Ohio,
April 27, 2000.